CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Network Event Theater, Inc. for the registration of 1,015,873 shares of its common stock and to the incorporation by reference therein of our report dated October 17, 1996, with respect to the financial statements of Network Event Theater, Inc. included in its Transition Report (Form 10-KSB) for the period ended June 30, 1996, filed with the Securities and Exchange Commission.

                                                            /s/Ernst & Young LLP
                                                               Ernst & Young LLP
New York, New York
September 16, 1997